UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 31, 2023

ANNOVIS BIO, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39202	26-2540421
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1055 Westlakes Drive, Suite 300
Berwyn, PA 19312

(Address of Principal Executive Offices, and Zip Code)

(610) 727-3913

Registrant’s Telephone Number, Including Area Code

                       Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ANVS	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

On March 31, 2023, Annovis Bio, Inc. (the “Company”), entered into an ATM Equity Offering Sales AgreementSM (the “Sales Agreement”) with BofA Securities, Inc. (“BofA”) and ThinkEquity LLC (“ThinkEquity” and, together with BofA, the “Sales Agents”), as sales agents, pursuant to which the Company may offer and sell, from time to time through the Sales Agents, shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), having an aggregate offering price of up to $50.0 million (the “Shares”).

The offer and sale of the Shares will be made pursuant to a shelf registration statement on Form S-3 and the related prospectus (File No. 333-252625) filed by the Company with the Securities and Exchange Commission (the “SEC”) on February 1, 2021 and declared effective by the SEC on February 11, 2021, as supplemented by a prospectus supplement dated March 31, 2023 and filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to the Sales Agreement, the Sales Agents may sell the Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act, including sales made by means of ordinary brokers’ transactions, including on the New York Stock Exchange, at market prices or as otherwise agreed with the Sales Agents. The Sales Agents will use commercially reasonable efforts consistent with its normal trading and sales practices to sell the Shares from time to time, based upon instructions from the Company, including any price or size limits or other customary parameters or conditions the Company may impose.

The Company is not obligated to make any sales of the Shares under the Sales Agreement. The offering of Shares pursuant to the Sales Agreement will terminate upon the termination of the Sales Agreement by the Sales Agents or the Company, as permitted therein.

The Company will pay the Sales Agents a commission rate of up to 2.0% of the aggregate gross proceeds from each sale of Shares and has agreed to provide the Sales Agents with customary indemnification and contribution rights. The Company will also reimburse the Sales Agents for certain specified expenses in connection with entering into the Sales Agreement. The Sales Agreement contains customary representations and warranties and conditions to the placements of the Shares pursuant thereto.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The opinion of the Company’s counsel regarding the validity of the Shares that will be issued pursuant to the Sales Agreement is also filed herewith as Exhibit 5.1.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Common Stock discussed herein, nor shall there be any offer, solicitation, or sale of common stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
1.1	At-the-Market Equity Offering Sales Agreement, dated March 31, 2023, by and among Annovis Bio, Inc., BofA Securities, Inc. and ThinkEquity LLC.
5.1	Opinion of Duane Morris LLP regarding the legality of shares.
23.1	Consent of Duane Morris LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANNOVIS BIO, INC.

Date: April 3, 2023	By:	/s/ Henry Hagopian, III
Name: Henry Hagopian, III
Title: Chief Financial Officer